UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 21, 2009

WHO’S YOUR DADDY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-33519 (Commission File Number)	98-0360989 (I.R.S. Employer Identification No.)

26381 Crown Valley Parkway, Suite 230 Mission Viejo, CA 92691 (Address of principal executive offices) (zip code)

(949) 582-5933 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Marketing & Lead Generation Agreement
The effort by Who’s Your Daddy, Inc. (the “Company”) to raise capital for the purpose of restructuring its business plan and to fund its operations has been extremely difficult given our significant losses and debt burden.  Since January 2009, the Company has worked with Leigh Steinberg Sports & Entertainment LLC (“LSSE”) to develop a new internet marketing strategy including finding partners to develop the website, bring marketing leads, put up a merchant account for customer credit card use and identify individuals to promote our products.  In addition the Company has been attempting to locate investors to fund the implementation of the marketing plan and to fund the Company’s operations.
On August 21, 2009, Who’s Your Daddy, Inc. (the “Company”) entered into a Marketing & Lead Generation Agreement (the “Agreement”) with Leigh Steinberg Sports & Entertainment LLC (“LSSE”).  Under the Agreement, which has a term of 24 months, LSSE will arrange for the development of an internet website for the marketing of certain of the Company’s products, arrange for the use of an established merchant account for the purpose of allowing the Company’s customers to use credit cards, bring to the Company a minimum of 48 million qualified leads for the marketing of certain products, arrange for qualified personnel to manage the marketing of the leads, and  identify and contract with high profile celebrities and athletes for marketing, promoting and sponsoring certain of the Company’s products.
In connection with the Agreement, the Company has agreed to issue ten million (10,000,000) of its common shares to LSSE.  In addition, the Company has agreed to reserve a total of 6,000,000 shares of its common stock for issuance for up to six high profile celebrities and athletes for the marketing, promoting and sponsorship of certain of the Company’s products.
Given the Company’s significant losses and debt burden, LSSE also required the Company to enter into new employment agreements with two key personnel (see below) to assure continuity and quality of ongoing operations and reporting, retain a key medical expert approved by LSSE to create product formulations and research the safety and medical efficacy of the Company’s products and ingredients, and establish a structure approved by LSSE whereby all operating and invested cash will be protected against existing creditor claims.

Marketing & Representation Agreement
On August 24, 2009, the Company entered into a Marketing and Representation Agreement (“Scott Agreement”) with Rand Scott MD (“Dr. Scott”) under which Dr. Scott will provide consulting services related to product development and formulation, research of product ingredients, assistance with marketing programs and pathways, and participation in promotional videos.  The Scott Agreement has a term of 24 months.
In connection with the Scott Agreement, the Company has agreed to issue Dr. Scott five million (5,000,000) shares of its common stock and also pay Dr. Scott a royalty of 2 cents per bottle sold of any product formulated by Dr. Scott, after the first 400,000 bottles sold.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers
On August 24, 2009, the Company entered into an Employment Agreement (“Dunn Agreement”) with Michael R. Dunn (“Mr. Dunn”) to serve as the Company’s Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (“Chairman”).  Mr. Dunn has been serving as the Company’s CEO and Chairman since May 28, 2008.  The Dunn Agreement supersedes and replaces any prior employment agreement or arrangement between the Company and Mr. Dunn.  The Dunn Agreement has a term of two years (the “Initial Term”).  Unless sooner terminated pursuant to the terms thereof, Mr. Dunn’s employment will automatically renew for additional one-year terms (each a “Renewal Term”).  Mr. Dunn will receive an annual salary of $189,000 per year, which shall be increased by 5 percent on January 1st of each year.  He will also receive a monthly home office expense allowance of $2,000 and a monthly car allowance of $750.  If the Company fails to make any regularly scheduled payment of amounts owed to Mr. Dunn under the Dunn Agreement within fifteen (15) days of their due date, at the option of Mr. Dunn, the Company shall issue, in lieu of such payment and subject to applicable securities laws, shares of the Company’s common stock with a value of 150% of the payment owing to Mr. Dunn, such shares valued at the price per share in the last reported trade of the Company’s common stock.  Mr. Dunn will also be eligible to receive a bonus of $110,000, which is contingent upon his continued employment and the Company’s success in raising capital as follows:  $60,000 of the bonus shall be due and payable upon the Company’s completion of a capital raise of at least $900,000 for the period May 28, 2008 to November 1, 2009, and the remaining $50,000 shall be due and payable upon the Company’s completion of at least an additional $750,000, over and above the $900,000, in capital financing by January 1, 2010.  Mr. Dunn was also granted 14 million (14,000,000) shares of the Company’s common stock, vesting immediately, with a minimum of 13 million (13,000,000) shares restricted and subject to a lock-up provision that prohibits Mr. Dunn from selling, transferring or otherwise encumbering the shares for a period of six (6) months.  Mr. Dunn also is entitled to additional benefits commensurate with the position of Chief Executive Officer, including paid vacation, reimbursement of reasonable and necessary business expenses incurred in the performance of his duties, and eligibility to participate in the Company’s employee benefit plans.
If the Company terminates Mr. Dunn’s employment for any reason other than just cause, Mr. Dunn will be entitled to payment of his annual salary, as in effect on the date of his termination, for either twelve (12) months or through the Initial Term or any applicable Renewal Term, whichever period of time is longer.  In addition the Company will continue to pay for coverage for Mr. Dunn and his dependents under its group insurance plans for a period of twelve (12) months from the effective date of termination.
The Dunn Agreement also contains customary non-disclosure/non-solicitation and non-competition provisions.
The foregoing summary of the Dunn Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Dunn Agreement.

Item 8.01                      Other Events

On August 24, 2009, the Company entered into an Employment Agreement (“Crowson Agreement”) with Robert E. Crowson, Jr. (“Mr. Crowson”) to serve as the Company’s Controller, a non-officer position.  The Crowson Agreement has a term of two years (the “Initial Term”).  Unless sooner terminated pursuant to the terms thereof, Mr. Crowson’s employment will automatically renew for additional one-year terms (each a “Renewal Term”).  Mr. Crowson will receive an annual salary of $120,000 per year, which shall be increased by 5 percent on January 1st of each year.  If the Company fails to make any regularly scheduled payment of amounts owed to Mr. Crowson under the Crowson Agreement within fifteen (15) days of their due date, at the option of Mr. Crowson, the Company shall issue, in lieu of such payment and subject to applicable securities laws, shares of the Company’s common stock with a value of 150% of the payment owing to Mr. Crowson, such shares valued at the price per share in the last reported trade of the Company’s common stock.  Mr. Crowson was also granted 3 million (3,000, 000) shares of the Company’s common stock, vesting immediately, with a minimum of 2.4 million (2,400,000) shares restricted and subject to a lock-up provision that prohibits Mr. Crowson from selling, transferring or otherwise encumbering the shares for a period of six (6) months.  Mr. Crowson also is entitled to additional benefits commensurate with the position of Controller including paid vacation, reimbursement of reasonable and necessary business expenses incurred in the performance of his duties, and eligibility to participate in the Company’s employee benefit plans.
If the Company terminates Mr. Crowson’s employment for any reason other than just cause, Mr. Crowson will be entitled to payment of his annual salary, as in effect on the date of his termination, for either twelve (12) months or through the Initial Term or any applicable Renewal Term, whichever period of time is longer.  In addition the Company will continue to pay for coverage for Mr. Crowson and his dependents under its group insurance plans for a period of twelve (12) months from the effective date of termination.
The Crowson Agreement also contains customary non-disclosure/non-solicitation and non-competition provisions.
The foregoing summary of the Crowson Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Crowson Agreement.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1 10.2 10.3 10.4
Marketing & Lead Generation Agreement between Who’s Your Daddy, Inc. and Leigh Steinberg Sports & Entertainment LLC dated August 21, 2009
Marketing & Representation Agreement between Who’s Your Daddy, Inc. and Rand Scott M.D. dated August 24, 2009
Employment Agreement between Who’s Your Daddy, Inc. and Michael R. Dunn dated August 24, 2009
Employment Agreement between Who’s Your Daddy, Inc. and Robert E. Crowson, Jr. dated August 24, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Who’s Your Daddy, Inc.
a Nevada corporation

Dated: August 26, 2009		/s/ Michael R. Dunn
	By:	Michael R. Dunn
	Its:	Chief Executive Officer

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